As filed with the Securities and Exchange Commission on February 25, 2019

Registration No. 333-218027

Registration No. 333-218026

Registration No. 333-204694

Registration No. 333-188770

Registration No. 333-173964

Registration No. 333-166672

Registration No. 333-158961

Registration No. 333-155249

Registration No. 333-153061

Registration No. 333-144954

Registration No. 333-136405

Registration No. 333-116191

Registration No. 333-103348

Registration No. 333-82658

Registration No. 333-55110

Registration No. 333-59383

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-218027

FORM S-8 REGISTRATION STATEMENT NO. 333-218026

FORM S-8 REGISTRATION STATEMENT NO. 333-204694

FORM S-8 REGISTRATION STATEMENT NO. 333-188770

FORM S-8 REGISTRATION STATEMENT NO. 333-173964

FORM S-8 REGISTRATION STATEMENT NO. 333-166672

FORM S-8 REGISTRATION STATEMENT NO. 333-158961

FORM S-8 REGISTRATION STATEMENT NO. 333-155249

FORM S-8 REGISTRATION STATEMENT NO. 333-153061

FORM S-8 REGISTRATION STATEMENT NO. 333-144954

FORM S-8 REGISTRATION STATEMENT NO. 333-136405

FORM S-8 REGISTRATION STATEMENT NO. 333-116191

FORM S-8 REGISTRATION STATEMENT NO. 333-103348

FORM S-8 REGISTRATION STATEMENT NO. 333-82658

FORM S-8 REGISTRATION STATEMENT NO. 333-55110

FORM S-8 REGISTRATION STATEMENT NO. 333-59383

UNDER THE SECURITIES ACT OF 1933

NEWFIELD EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	72-1133047
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 Waterway Square Place, Suite 100

The Woodlands, Texas 77380

(281) 210-5100

(Address of Principal Executive Offices) (Zip Code)

Newfield Exploration Company 2017 Omnibus Incentive Plan

Newfield Exploration Company Amended and Restated 2010 Employee Stock Purchase Plan

Newfield Exploration Company 2011 Omnibus Stock Plan

Newfield Exploration Company 2010 Employee Stock Purchase Plan

Newfield Exploration Company 2009 Omnibus Stock Plan

Newfield Exploration Company 2009 Non-Employee Director Restricted Stock

Newfield Exploration Company Deferred Compensation Plan

Newfield Exploration Company 401(k) Plan

Newfield Exploration Company 2007 Omnibus Stock Plan

Newfield Exploration Company 2000 Non-Employee Director Restricted Stock Plan

Newfield Exploration Company 2001 Employee Stock Purchase Plan

Newfield Exploration Company 2004 Omnibus Stock Plan

Newfield Exploration Company 2000 Omnibus Stock Plan

Newfield Exploration Australia Employee Share Plan

Newfield Exploration Company 2000 Non-Employee Director Restricted Stock Plan

Newfield Exploration Company 2001 Employee Stock Purchase Plan

Newfield Exploration Company 1998 Omnibus Stock Plan

(Full title of the plans)

Nancy L. Brennan

Secretary

4 Waterway Square Place, Suite 100

The Woodlands, Texas 77380

(281) 210-5100

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 filed by Newfield Exploration Company, a Delaware corporation (the “Company”), deregisters all shares of common stock of the Company (the “common stock”) remaining unissued under the following Registration Statements on Form S-8 (the “Registration Statements”) filed by the Company with the U.S. Securities and Exchange Commission:

•	Registration Statement on Form S-8 (No. 333-218027), filed on May 16, 2017, registering 30,000,000 shares of common stock under the Newfield Exploration Company 2017 Omnibus Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-218026), filed on May 16, 2017, registering 2,000,000 shares of common stock under the Newfield Exploration Company Amended and Restated 2010 Employee Stock Purchase Plan.

•	Registration Statement on Form S-8 (No. 333-204694), filed on June 3, 2015, registering 7,000,000 shares of common stock under the Newfield Exploration Company 2011 Omnibus Stock Plan.

•	Registration Statement on Form S-8 (No. 333-188770), filed on May 22, 2013, registering 3,600,000 shares of common stock under the Newfield Exploration Company 2011 Omnibus Stock Plan.

•	Registration Statement on Form S-8 (No. 333-173964), filed on May 5, 2011, registering 7,300,000 shares of common stock under the Newfield Exploration Company 2011 Omnibus Stock Plan.

•	Registration Statement on Form S-8 (No. 333-166672), filed on May 10, 2010, registering 1,000,000 shares of common stock under the Newfield Exploration Company 2010 Employee Stock Purchase Plan.

•

Registration Statement on Form S-8 (No. 333-158961), filed on May 4, 2009, registering 2,550,000 shares of common stock under the Newfield Exploration Company 2009 Omnibus Stock Plan and 200,000 shares of common stock under the Newfield Exploration Company 2009 Non-Employee Director Restricted Stock Plan.

•

Registration Statement on Form S-8 (No. 333-155249), filed on November 10, 2008, registering 1,000,000 shares of common stock under the Newfield Exploration Company Deferred Compensation Plan, as Amended and Restated.

•	Registration Statement on Form S-8 (No. 333-153061), filed on August 18, 2008, registering 5,000,000 shares of common stock under the Newfield Exploration Company 401(k) Plan.

•	Registration Statement on Form S-8 (No. 333-144954), filed on July 30, 2007, registering 1,100,000 shares of common stock under the Newfield Exploration Company 2007 Omnibus Stock Plan.

•

Registration Statement on Form S-8 (No. 333-136405), filed on August 8, 2006, registering 700,000 shares of common stock under the Newfield Exploration Company 2000 Non-Employee Director Restricted Stock Plan and the Newfield Exploration Company 2001 Employee Stock Purchase Plan.

•	Registration Statement on Form S-8 (No. 333-116191), filed on June 4, 2004, registering 3,000,000 shares of common stock under the Newfield Exploration Company 2004 Omnibus Stock Plan.

•	Registration Statement on Form S-8 (No. 333-103348), filed on February 20, 2003, registering 2,000,000 shares of common stock under the Newfield Exploration Company 2000 Omnibus Stock Plan.

•	Registration Statement on Form S-8 (No. 333-82658), filed on February 13, 2002, registering 400,000 shares of common stock under the Newfield Exploration Australia Employee Share Plan.

•

Registration Statement on Form S-8 (No. 333-55110), filed on February 6, 2001, registering 2,250,000 shares of common stock under the Newfield Exploration Company 2000 Omnibus Stock Plan, the Newfield Exploration Company 2000 Non-Employee Director Restricted Stock Plan and the Newfield Exploration Company 2001 Employee Stock Purchase Plan.

•	Registration Statement on Form S-8 (No. 333-59383), filed on July 17, 1998, registering 1,000,000 shares of common stock under the Newfield Exploration Company 1998 Omnibus Stock Plan.

On February 13, 2019, pursuant to the Agreement and Plan of Merger, dated as of October 31, 2018 (the “Merger Agreement”), by and among the Company, Encana Corporation, a Canadian corporation (“Encana”), and Neapolitan Merger Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Encana (“Merger Sub”), Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Encana.

As a result of the completion of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration by means of this Post-Effective Amendment No. 1 all of such securities registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities and the Company hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on February 25, 2019.

NEWFIELD EXPLORATION COMPANY

By:	/s/ Nancy L. Brennan
Nancy L. Brennan
Secretary

Note: No other person is required to sign this Post-Effective Amendment No. 1 to Form S-8 Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.